Exhibit 21.1

List of Subsidiaries

Following are the Registrant and its Chinese subsidiary

Registrant (British Virgin Islands):

Pansoft Company Limited

Subsidiary (China):

Pansoft (Jinan) Co., Ltd.
Chinese name: 普联软件 ( 济南 ) 有限责任公司